UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2010
SUPERIOR WELL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51435 (Commission File Number)	20-2535684 (IRS Employer Identification Number)
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(Address of principal executive offices)
(724) 465-8904
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.
Merger Agreement
On August 6, 2010, Superior Well Services, Inc., a Delaware corporation (the “Company”), Nabors Industries Ltd., a Bermuda exempt company (“Parent”), and Diamond Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent will cause Purchaser to, and Purchaser will, commence a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”), at a purchase price of $22.12 for each Share in cash without interest (the “Offer Price”).
The Merger Agreement provides that the Offer will commence within ten business days of the date of the Merger Agreement. The Offer will remain open for at least 20 business days, subject to possible extension in accordance with the terms set forth in the Merger Agreement. The Offer is subject to the satisfaction or waiver of a number of customary conditions set forth in the Merger Agreement, including that there shall have been validly tendered and not validly withdrawn prior to the expiration of the Offer, when added to the number of Shares owned by Parent or Purchaser, a majority of the Shares then outstanding calculated on a fully-diluted basis and the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
Pursuant to the Merger Agreement, after consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser shall merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent. At the effective time of the Merger, each issued and outstanding Share (other than Shares owned by Parent, Purchaser, the Company, any wholly-owned subsidiary of the Company or Parent, or stockholders that have perfected their appraisal rights under the Delaware General Corporation Law (“DGCL”)) shall be cancelled and converted into the right to receive the Offer Price. If Purchaser holds 90% or more of the outstanding Shares immediately prior to the Merger, it may effect the Merger without a meeting of the Company’s shareholders in accordance with the DGCL. Pursuant to the Merger Agreement, the Company granted Purchaser an irrevocable option (the “Top-Up Option”), to purchase the aggregate number of newly-issued Shares that, when added to the number of Shares owned by Parent and Purchaser at the time of such exercise, constitutes one share more than ninety percent (90%) of the Shares outstanding immediately after such exercise. The number of Shares subject to the Top-Up Option is limited to the aggregate number Shares held as authorized but unissued Shares at the time of exercise, and the Top-Up Option cannot be exercised if the issuance of Shares requires approval of the Company’s stockholders or is prohibited by law. The per share exercise price of the Top-Up Option is equal to the Offer Price. The Top-Up Option will terminate concurrently with the termination of the Merger Agreement.
The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. Subject to certain limited exceptions in the Merger Agreement, the Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and it has agreed to certain restrictions on its ability to respond to such proposals, subject to fulfillment of certain fiduciary requirements of the Company’s board of directors. The Merger Agreement also contains customary termination provisions for the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee equal to $22,500,000 and to reimburse transaction expenses incurred by Parent and Purchaser up to $5,000,000.
The Merger Agreement provides that immediately prior to the time that Purchaser accepts for payment all Shares validly tendered in the Offer and not properly withdrawn (the “Acceptance Time”), each award of restricted stock outstanding immediately prior to the Acceptance Time will become fully vested and all restrictions on such awards will lapse, and each such holder may tender the shares underlying such holder’s restricted stock award. As a result, all restricted stock not tendered pursuant to the Offer will be treated in a manner consistent with the other Shares in connection with the Merger and will be converted into the right to receive $22.12 in cash without interest.
The Merger Agreement is attached to this report to provide the Company’s stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the

Company or Parent in the Company’s or Parent’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to the Company or Parent. The representations and warranties have been negotiated with the principal purpose of (i) establishing the circumstances under which the Purchaser may have the right not to consummate the Offer, or Parent or the Company may have the right to terminate the Merger Agreement, and (ii) allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. The foregoing description of the Offer, Merger, and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.
Tender and Voting Agreement
In connection with the Offer and the Merger, David E. Wallace, Rhys R. Reese, Jacob B. Linaberger, David E. Snyder, Mark A. Snyder and certain other significant stockholders of the Company (together, the “Supporting Stockholders”) have entered into a Tender and Voting Agreement with Parent and Purchaser (the “Voting Agreement”). Pursuant to the Voting Agreement, the Supporting Stockholders agreed, among other things, subject to the terms and conditions of the Voting Agreement, (i) to tender in the Offer (and not withdraw) all Shares owned or subsequently acquired by them, (ii) not to transfer any of such Shares other than in accordance with the terms and conditions set forth in the Voting Agreement, (iii) not to take any action in violation of the Merger Agreement provisions against soliciting or initiating discussions with third parties regarding other proposals to acquire the Company, (iv) to appoint Parent as their proxy to vote such Shares in connection with the Merger Agreement and (v) to vote such Shares in support of the Merger in the event stockholder approval is required to consummate the Merger. The Supporting Stockholders currently hold approximately 34% of the outstanding shares and approximately 31% of the outstanding Shares on a fully diluted basis. The Voting Agreement will terminate upon the termination of the Merger Agreement.
The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is attached as Exhibit 2.2 to this report and incorporated in this report by reference.

Item 8.01.	Other Events
On August 9, 2010, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 to this report and incorporated herein by reference.
NOTICES
Important Information About the Offer
The Offer described herein has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the Offer is commenced, Purchaser will file a tender offer statement on Schedule TO with the SEC. Investors and the Company’ s stockholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by the Company with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. The Company’s solicitation/recommendation statement on Schedule 14D-9 will be made available free of charge to all stockholders of the Company at www.swsi.com or by directing a request to Superior Well Services, Inc. at 1380 Rt. 286 East, Suite #121, Indiana, PA 15701, Attention: Investor Relations.
Forward-Looking Statements
Certain statements contained in, or incorporated by reference in, this report are forward-looking statements and are subject to a variety of risks and uncertainties. Additionally, words such as “may,” “would,” “will,” “intend,” and other similar expressions are forward-looking statements. Such forward-looking statements include the ability of the Company, Purchaser and Parent to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this report are based on the Company’s current expectations, and those made at other times will be based on the Company’s expectations when the statements are made. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, the expected timetable for completing the proposed transaction, the risk and uncertainty in connection with a strategic alternative process, the impact of the current economic environment, operating losses and fluctuations in operating results and capital requirements and other risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2009. The Company disclaims any intent or obligation to update these forward-looking statements.

Item 9.01.	Financial Statements and Other Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated August 6, 2010, by and among Superior Well Services, Inc., Nabors Industries Ltd., and Diamond Acquisition Corp.
2.2	Tender and Voting Agreement, dated August 6, 2010, by and among Nabors Industries Ltd., Diamond Acquisition Corp., and the stockholders of Superior Well Services, Inc. party thereto.
99.1	Joint Press Release, issued by Nabors Industries Ltd. and Superior Well Services, Inc., dated August 9, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR WELL SERVICES, INC. (Registrant)
/s/ Thomas W. Stoelk
Thomas W. Stoelk
Vice President & Chief Financial Officer

Dated: August 9, 2010

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated August 6, 2010, by and among Superior Well Services, Inc., Nabors Industries Ltd., and Diamond Acquisition Corp.
2.2	Tender and Voting Agreement, dated August 6, 2010, by and among Nabors Industries Ltd., Diamond Acquisition Corp., and the stockholders of Superior Well Services, Inc. party thereto.
99.1	Joint Press Release, issued by Nabors Industries Ltd. and Superior Well Services, Inc., dated August 9, 2010.